UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2020

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Ribbon Communications Inc. (the “Company”) held its special meeting of stockholders (the “Special Meeting”) on January 27, 2020 to consider and vote upon the matters listed below. A total of 86,897,406 shares of common stock were present in person or represented by proxy at the Special Meeting, representing approximately 78.31% of the Company’s outstanding common stock as of the January 8, 2020 record date. The following are the voting results for the proposals considered and voted upon at the Special Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on January 10, 2020 (the “Proxy Statement”).

Item 1 – Approval of the issuance of 32,500,000 shares of common stock of the Company in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 14, 2019, by and among the Company, Eclipse Communications Ltd., Ribbon Communications Israeli Ltd., ECI Telecom Group Ltd. and ECI Holding (Hungary) kft (the “Share Issuance”).

Votes For	83,470,689

Votes Against	3,307,547

Votes Abstained	119,170

Broker Non-Votes	0

Based on the foregoing vote, Item 1 was approved.

Item 2 – Approval of one or more adjournments of the Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Share Issuance at the time of such Special Meeting.

Votes For	81,558,459

Votes Against	5,212,933

Votes Abstained	126,014

Broker Non-Votes	0

Based on the foregoing vote, Item 2 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2020	Ribbon Communications Inc.

	By:	/s/ Justin K. Ferguson
Justin K. Ferguson
Executive Vice President and General Counsel

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